SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

GeneSYS ID, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-800-4620

Rx Safes, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2016, GeneSYS ID, Inc. (the “Company”) entered into a Contribution Agreement (the “Agreement”) with GeneSYS-RX, Inc. (the “Subsidiary”), a Nevada corporation, pursuant to which the Company contributed certain assets and liabilities to the Subsidiary in exchange for 5,000,000 shares of common stock in the Subsidiary. The assets excluded all patents, designs, patent applications and trademarks currently owned by the Company as of the closing of the transfer. In addition, all variable rate convertible notes remained with the Company.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the disposition of assets is incorporated by reference into this Item 2.01.

SECTION 5 – Corporate Governance and Management

ITEM 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2016, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, GeneSYS ID, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, the Company’s board of directors authorized a change in the Company’s name to “GeneSYS ID, Inc.” and the Company’s Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, the Company has the following new CUSIP number: 37186P102. The Company has submitted an application to FINRA on the name change and has requested a new trading symbol that better resembles the Company’s new name.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Contribution Agreement, dated July 20, 2016
3.1	Articles of Merger, dated July 20, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneSYS ID, Inc.

/s/ Lorraine Yarde
Lorraine Yarde Chief Executive Officer

Date: July 25, 2016

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